UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2007

INFOSEARCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97385	90-0002618
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4086 Del Rey Avenue Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 437-7380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c));

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

1. Departure of Principal Officer. On June 13, 2007, InfoSearch Media, Inc., a Delaware corporation (the “Company”) announced that it had entered into a standard Severance & Release Agreement (the “Severance Agreement”) with Frank Knuettel II, the Company’s Chief Financial Officer, which sets forth the terms related to the conclusion of Mr. Knuettel’s employment as Chief Financial Officer as of June 15, 2007, and includes standard language by which Mr. Knuettel releases the Company from any claims arising from or related to the employment relationship. The Severance Agreement also contemplates, and the Company and Mr. Knuettel have entered into, a Consulting Agreement, effective as of June 15, 2007 (the “Consulting Agreement”), pursuant to which Mr. Knuettel will, for a period of three months, provide services to the Company, including working with and transitioning his responsibilities to the incoming Chief Financial Officer and other employees of the Company. Pursuant to the Consulting Agreement, Mr. Knuettel will receive $15,416.67 per month, which is equal to his current monthly salary. In addition, pursuant to the Consulting Agreement, Mr. Knuettel will receive on June 15, 2007, 100,000 restricted shares of the Company’s common stock pursuant to the Company’s 2004 Stock Option Plan which shall vest in equal installments on July 15, 2007, August 15, 2007 and September 15, 2007. The closing market price of the Company’s common stock on the OTC Bulletin Board on June 11, 2007, the latest practicable date before this report, was $0.14 per share. Mr. Knuettel has served as the Company’s Chief Financial Officer since March 2005 and has decided to relocate to Colorado to be with his extended family.

The foregoing descriptions of the Severance Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Severance Agreement and the Consulting Agreement, which are attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated by reference.

2. Appointment of Principal Officer. Also on June 13, 2007, the Company announced that Scott Brogi had accepted an offer of employment (the “Offer Letter”) from the Company pursuant to which Mr. Brogi will succeed Mr. Knuettel as the Chief Financial Officer of the Company beginning on June 15, 2007. Mr. Brogi’s employment with the Company began on June 11, 2007.

Prior to joining the Company, Mr Brogi served, from 2006 until 2007, as the Chief Operating Officer of Hoodiny Entertainment Group, a privately-held digital media and social networking company. At Hoodiny, Mr. Brogi instituted a scalable infrastructure for customer relationship management, electronic marketing campaign management and an interactive ad-servicing utilizing best-of-breed hosted applications. From 2000 until 2006, Mr. Brogi was the Vice President, Finance & Business Development for Pictage, Inc., a privately-held web-based application and post-production service provider for professional photography studios. While at Pictage, Mr. Brogi successfully spearheaded and managed the company’s growth from a startup to a company with annual revenue of more than $20 million and Pictage’s successful sale to global private equity firm Apax Partners in 2006. Prior to joining Pictage, Mr. Brogi founded in 1999 and was the Vice President, Development of AccentCare, Inc., a privately-held health care service provider focused on senior home care. As a member of the seven-person founding team of AccentCare, Mr. Brogi was involved in a series of strategic acquisitions which grew AccentCare from a startup to a company with annual revenue of $20 million. Mr. Brogi has a BS in Finance from Syracuse University, an MS in Finance from Loyola College in Maryland and an MBA from the UCLA Anderson School of Management.

Except as indicated below, since the beginning of the Company’s last fiscal year, there have been no transactions, series of similar transactions or currently proposed transactions, to which the Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Brogi or any member of his immediate family had or will have a material interest.

Pursuant to the Offer Letter, Mr. Brogi will receive an annual base salary of $200,000, subject to adjustment from time to time by the Board of Directors, and will be eligible to receive a bonus of up to 40% of his then current annual base salary based on the Company achieving its revenue and operating income goals and his achievement of the individual goals determined for the Chief Financial Officer position. Mr. Brogi was also granted an option to purchase 1,000,000 shares of the Company’s common stock pursuant to the Company’s 2004 Stock Option Plan with an exercise price equal to $0.14 per share (the closing market price of the Company’s common stock on the OTC Bulletin Board on June 11, 2007, the date of commencement of Mr. Brogi’s employment). The option will vest in equal monthly installments over the 36 month period following the date of the grant. Mr. Brogi will be eligible to participate in the Company’s benefit plans and programs for its senior and executive officers and employees in accordance with the terms of those plans and programs. Such plans and programs include the Company’s 401(k), medical and dental plans. Mr. Brogi will be entitled to 21 days of paid time off per year, subject to the Company’s normal policies, and will be reimbursed for all reasonable travel and business expenses incurred in connection with his employment duties.

If Mr. Brogi’s employment is terminated or his responsibilities are materially reduced within 12 months of a Change of Control Event (as defined in the Offer Letter), Mr. Brogi will be entitled to severance payment in an amount equal to six months of his then current base salary and six months acceleration of the unvested options granted pursuant to the Offer Letter. If Mr. Brogi’s employment is terminated by the Company without cause, Mr. Brogi will be entitled to receive (i) continuation of his then current base salary for three months, (ii) any bonus earned and/or accrued through the date of termination and (iii) three months acceleration of the unvested options granted pursuant to the Offer Letter.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter which is attached hereto as Exhibit 99.4 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated June 13, 2007 announcing the resignation of Frank Knuettel II and the appointment of Scott Brogi as his successor as Chief Financial Officer of the Company.

99.2	Severance & Release Agreement, dated as of June 11, 2007, by and between the Company and Frank Knuettel II.

99.3	Consulting Agreement, effective as of June 15, 2007, by and between the Company and Frank Knuettel II.

99.4	Offer Letter of Employment, dated as of June 10, 2007, by and between the Company and Scott Brogi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSEARCH MEDIA, INC.

Dated: June 13, 2007	By:	/s/ George Lichter
Name: George Lichter Title: Chief Executive Officer

INFOSEARCH MEDIA, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 13, 2007 announcing the resignation of Frank Knuettel II and the appointment of Scott Brogi as his successor as Chief Financial Officer of the Company.

99.2	Severance & Release Agreement, dated as of June 11, 2007, by and between the Company and Frank Knuettel II.

99.3	Consulting Agreement, effective as of June 15, 2007, by and between the Company and Frank Knuettel II.

99.4	Offer Letter of Employment, dated as of June 10, 2007, by and between the Company and Scott Brogi.